GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                          1185 Avenue of the Americas
                                   Suite 500
                               New York, NY 10036




CONSENT OF GOLDSTEIN GOLUB KESSLER LLP, INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Senesco Technologies Inc.

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 file number 333-89548 of Senesco Technologies Inc. ("the Company") of our report dated August 13, 2002, appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.

/s/  Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York


September 30, 2002